As filed with the Securities and Exchange Commission on November 4, 2021
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROQR THERAPEUTICS N.V.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

The Netherlands (State or other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

Zernikedreef 9
2333 CK Leiden
The Netherlands
+31 88 166 7000
(Address and telephone number of Registrant’s principal executive offices)

Smital Shah
245 Main Street
Cambridge, MA 02142
(415) 231-6431
(Name, address and telephone number of agent for service)

Copies to:
Mitchell S. Bloom, Esq. Danielle M. Lauzon, Esq. James Xu, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Smital Shah, Chief Business and Financial Officer ProQR Therapeutics N.V. Zernikedreef 9 2333 CK Leiden The Netherlands +31 88 166 7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee
Ordinary shares, nominal value €0.04 per share	3,989,976(3)	$7.91	$31,560,710.16	$2,925.68

(1)
This Registration Statement on Form F-3 (the “Registration Statement”) also covers an indeterminate number of additional ordinary shares, nominal value €0.04 per share, of ProQR Therapeutics N.V. (the “Registrant”) that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s ordinary shares, as reported on the Nasdaq Global Market, on November 1, 2021, a date within five business days prior to the filing of this Registration Statement.

(3)
Represents the maximum number of ordinary shares that may be offered and sold, from time to time, by the selling shareholders named herein, which shares were issued to the selling shareholders in a private placement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED November 4, 2021
PROSPECTUS
Up to 3,989,976
Ordinary Shares

This prospectus relates to the resale or other disposition, from time to time, of up to 3,989,976 of our ordinary shares, nominal value €0.04 per share (the “Shares”), by the selling shareholders identified in this prospectus (each a “Selling Shareholder” and collectively, the “Selling Shareholders”). The Shares to which this prospectus relates were issued to the Selling Shareholders pursuant to that certain Share Purchase Agreement, dated as of September 3, 2021 (the “Share Purchase Agreement”), that we entered into as part of a private transaction involving the Selling Shareholders, as further described in this prospectus.
We are registering the resale of our ordinary shares covered by this prospectus as required by the registration rights granted under the Share Purchase Agreement. Our registration of the Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the Shares nor does it require us to issue any shares of our ordinary shares. We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. We have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker-dealers, or agents.
The Selling Shareholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer and sell some or all of the Shares held by them on any national securities exchange or quotation service on which the securities maybe listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, as described in more detail in this prospectus. Additional information on the Selling Shareholders, and the times and manner in which the Selling Shareholders may offer and sell or otherwise dispose of their Shares under this prospectus, is provided under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus.
The Selling Shareholders may sell any, all or none of the securities offered by this prospectus from time to time and we do not know when or in what amount the Selling Shareholders may sell the Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
Our ordinary shares are listed on the Nasdaq Global Market under the symbol “PRQR.” On November 1, 2021, the last reported sale price of our ordinary shares on the Nasdaq Global Market was $8.13 per share.
ProQR Therapeutics N.V. is a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our principal executive offices are located at Zernikedreef 9, 2333 CK Leiden, The Netherlands. Our telephone number at such address is +31 88 166 7000.
Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.
When the Selling Shareholders sell securities using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference” before deciding to invest in any of the securities being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Shareholders have authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. Neither we nor the Selling Shareholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “ours,” “our,” “us” and similar designations refer to ProQR Therapeutics N.V., a company organized under the laws of the Netherlands, and, where appropriate, our consolidated subsidiaries. We use various trademarks and trade names, including without limitation our corporate name and logo, that we use in connection with the operation of our business. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus may appear without the ®, ™ or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner of these trademarks, service marks and trade names will not assert, to the fullest extent under applicable law, its rights.
Our consolidated financial statements are presented in euros and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). In presenting and discussing our financial position, operating results and cash flows, management uses certain non-GAAP financial measures. These non-GAAP financial measures should not be viewed in isolation as alternatives to the equivalent IFRS measure and should be used in conjunction with the most directly comparable IFRS measure(s).

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States, and all references to “€” or “euro” are to the currency of the European Economic and Monetary Union. Our business to date has been conducted primarily in the European Union, and we maintain our books and records in euro. We present our financial statements in euro, which is the Company’s functional currency. Unless otherwise specified in this prospectus, translations from euros to U.S. dollars were made at a rate of $1.1578 to €1.00, the official exchange rate quoted by the European Central Bank at the close of business on November 1, 2021.
No action is being taken in any in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” For this purpose, any statements contained herein, other than statements of historical fact, including statements regarding: our clinical development plans or our future financial performance, our development programs, including timing, plans, results and therapeutic potential with respect to our product candidates, our business operations, including timing of commencing clinical trials and enrollment of patients therein, our RNA editing programs, the expected impact of the COVID-19 on our business operations, including our research and development plans and timelines and the supply chain for our clinical and development programs; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risks described under the heading “Risk Factors” in this prospectus and our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission, or the “SEC.” If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future.
You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors included or incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.
You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all the information you should consider before investing in our ordinary shares. You should carefully read this entire prospectus, including the documents incorporated by reference, particularly the risks and discussion of risks in the “Risk Factors” beginning on page 7 of this prospectus and the “Operating and Financial Review and Prospects” section and our consolidated financial statements and related notes contained in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 24, 2021, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results stated in or suggested by such forward-looking statements due to a variety of factors, including those set forth in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections.
Overview
We are developing a broad pipeline of potentially life changing RNA therapies for inherited retinal diseases, a group of rare debilitating eye diseases, affecting over five million people in the world, for which there are currently no treatment options available. We believe our RNA platform based on intravitreal delivery may be suitable to repair defective RNA in the retina and stop progression or even reverse vision loss associated with the diseases. As we deepen our relationships with the community of people living with inherited retinal diseases, we believe we are well positioned to bring these medicines to patients independently, and are therefore preparing for commercialization, particularly in the Western world. Our current pipeline consists of programs in ophthalmology.
Beyond our clinical portfolio, we discovered and developed two novel proprietary RNA editing platform technologies, Axiomer® and TRIDENT®. Axiomer’s editing oligonucleotides, or EONs, are designed to recruit endogenous Adenosine Deaminases Acting on RNA, or ADAR, enzymes to make single nucleotide changes in the RNA in a highly specific and targeted manner at a desired location. We believe our Axiomer platform may be applicable to more than 20,000 disease-causing mutations. TRIDENT is our RNA pseudouridylation platform that enables the selective suppression of nonsense mutations that cause human genetic disease.
We continuously evaluate opportunities for beneficial collaborations or partnerships to efficiently develop our investigational therapies for patients. In addition, using our discovery engine that is designed to generate a broad pipeline of product candidates, we seek to enter into strategic partnerships for programs that we believe will benefit from such a partnership.
Implications of Being a Foreign Private Issuer
We report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we will be subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, although we intend to report our financial results on a quarterly basis, we will not be required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file current reports as frequently or promptly as U.S. domestic reporting companies. We may also present financial statements pursuant to IFRS instead of pursuant to U.S. GAAP. Furthermore, although the members of our management and supervisory boards will be required to notify the Dutch Authority for the Financial Markets of certain transactions they may undertake, including with respect to our ordinary shares, our officers, directors and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting companies.

Furthermore, as a foreign private issuer, we are permitted to follow the corporate governance practices of our home country in lieu of certain provisions of the Nasdaq. We therefore follow Dutch corporate governance practices in lieu of certain Nasdaq corporate governance requirements to seek shareholder approval for a specified issuance of securities.
Company Information
Our company is registered with the Dutch Trade Register of the Chamber of Commerce (handelsregister van de Kamer van Koophandel) under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Zernikedreef 9, 2333 CK Leiden, the Netherlands, and our telephone number is +31 88 166 7000. Our website address is www.ProQR.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.
ProQR was formed in February 2012 by Daniel de Boer, Gerard Platenburg, the late Henri Termeer and Dinko Valerio. Mr. de Boer is a passionate and driven entrepreneur and has assembled an experienced team of successful biotech executives as co-founders and early investors. ProQR’s team has extensive experience in discovery, development and commercialization of RNA therapeutics. We have received grants, loans and other funding from patient organizations and government institutions supporting our programs, including from Foundation Fighting Blindness and the Dutch government under the innovation credit program. Our headquarters are located in Leiden, the Netherlands.
Listing
Our ordinary shares are listed on the Nasdaq Global Market under the symbol “PRQR.” If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

THE OFFERING
Ordinary shares offered by the selling shareholders
Up to 3,989,976 ordinary shares.
Ordinary shares outstanding after this offering
Up to 71,154,571 ordinary shares (as more fully described in the notes following this table), assuming that the full amount of the registered securities are offered and sold by the Selling Shareholders.
Plan of distribution
The Selling Shareholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the ordinary shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices, or in trading markets for our ordinary shares. See “Plan of Distribution”
Use of proceeds
We will not receive any proceeds from the sale of our ordinary shares by the Selling Shareholders pursuant to this prospectus. See “Use of Proceeds” and “Selling Shareholders.”
Risk factors
Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” in this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our securities.
Nasdaq Global Market
symbol
PRQR
The number of ordinary shares expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus are based on 71,154,571 ordinary shares outstanding as of September 30, 2021 and assumes the sale and offer of up to 3,989,976 of our ordinary shares at $8.13 per share, the last reported sale price of our ordinary shares on the Nasdaq Global Market on November 1, 2021, and excludes:
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up to 302,676 ordinary shares issuable upon exercise of warrants to purchase ordinary shares at an exercise price of $7.88 per share;

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the conversion from time to time of outstanding loans under our debt facilities with Pontifax Medison Financing and Kreos Capital into our ordinary shares at a conversion price of $7.88 per ordinary share. As of September 30, 2021, we had drawn down amounts under these facilities totaling approximately €14 million;

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2,556,566 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR for the administration of option exercises or vesting and settlement of restricted stock units under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to a grantee upon the exercise of options or vesting and settlement of restricted stock units. As of September 30, 2021, (i) 7,588,054 options have been granted by us with a weighted average exercise price of €5.94 per share and (ii) 458,237 restricted stock units have been granted by us with a weighted average grant date fair value of €4.34 per share; and

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1,152,244 treasury shares held by us, which had been reserved to transfer ordinary shares to grantees upon exercise of awards under our equity incentive plans as of September 30, 2021.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 24, 2021, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with all of the other information contained in this prospectus and incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with this offering. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus for additional information.
Risks Related to this Offering and Ownership of our Ordinary Shares
We cannot predict what the market price of our ordinary shares will be. As a result, it may be difficult for investors to sell our ordinary shares at or above the price at which they purchased them.
An active trading market for our shares may not be sustained. The market value of our ordinary shares may decrease from time to time. As a result of these and other factors, investors may be unable to resell our shares at or above the price at which they purchased them. The lack of an active market may impair investors’ ability to sell our shares at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of our shares. Further, an inactive market may also impair our ability to raise capital by selling our ordinary shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration. The market price of our shares may be volatile and investors could lose all or part of their investment.
The trading price of our ordinary shares is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. For example, the price of our ordinary shares, which reached its high record of $27.60 per share at the close of the trading on March 16, 2015, decreased as low as $2.75 per share at the close of the trading on December 12, 2017. In addition to the factors discussed in this “Risk Factors” section and elsewhere in our Annual Report on Form 20-F for the year ended December 31, 2020, these factors include:
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the presentation of data at industry conferences by us and/or our competitors;

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the responses to any of our IND applications with the FDA and any of our CTA applications with the EMA;

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any current or future preclinical studies or clinical trials of our product candidates, including any delays in enrollment rates or timing of these trials and any correspondence from the applicable regulatory authorities;

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regulatory actions with respect to our product candidates or our competitors’ products or product candidates;

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the recruitment or departure of key personnel;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

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our ability to establish and maintain collaborations for our product candidates, and to realize the intended benefits from those collaborations;

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results of clinical trials conducted by us, our partners or our competitors;

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the success of competitive products or technologies;

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actual or anticipated changes in our growth rate relative to our competitors;

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regulatory or legal developments in the United States, the European Union and other jurisdictions;

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developments or disputes concerning patent applications, issued patents or other proprietary rights;

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the level of expenses related to any of our product candidates or preclinical or clinical development programs;

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actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

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variations in our financial results or those of companies that are perceived to be similar to us;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

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announcement or expectation of additional financing efforts;

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sales of our ordinary shares by us, our insiders or our other shareholders;

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changes in the structure of healthcare payment systems;

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market conditions in the pharmaceutical and biotechnology sectors; and

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general economic, industry and market conditions.

In addition, the stock market in general, and shares of pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have sometimes been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” and in the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2020 could have a dramatic and material adverse impact on the market price of our ordinary shares.
If securities or industry analysts publish inaccurate or unfavorable research or cease to publish research about our business, our share price and trading volume could decline.
The trading market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts who cover us downgrade our ordinary shares, or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our ordinary shares could decrease, which might cause our share price and trading volume to decline.
Members of our management board and supervisory board and our principal shareholders and their affiliates have significant control over our company, which will limit other stakeholders’ ability to influence corporate matters and could delay or prevent a change in corporate control.
The holdings of the members of our management board and supervisory board and our principal shareholders and their affiliates, represent significant ownership, in the aggregate, of our outstanding ordinary shares. As a result, these shareholders, if they act together, will be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of members of our management board and supervisory board and any sale, merger, consolidation, or sale of all or substantially all of our assets. These shareholders may have interests, with respect to their ordinary shares, that are different from other investors and the concentration of voting power among these shareholders may have an adverse effect on the price of our ordinary shares. In addition, this concentration of ownership might adversely affect the market price of our ordinary shares by:
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delaying, deferring or preventing a change of control of our Company;

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impeding a merger, consolidation, takeover or other business combination involving our Company; or

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discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company.

Raising additional capital may cause dilution to our existing shareholders. Further, any future financing arrangements, as well as existing debt financing, may restrict our operations or require us to relinquish rights to our technologies or product candidates.
We may seek additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests may be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing shareholders. For instance, the debt financing we entered into in the third quarter of 2020 was coupled with equity conversion options and warrants to purchase shares, which could result in dilution of our existing shareholders’ ownership. As of the date of this prospectus, we have drawn down €14 in indebtedness under this facility, which can be converted at a conversion rate of $7.88.
In addition, such indebtedness also results in increased fixed payment obligations and certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. Also, if we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, or grant licenses on terms that are not favorable to us.
Sales of a substantial number of our ordinary shares by our existing shareholders in the public market could cause our share price to fall.
If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline. In addition, a substantial number of ordinary shares subject to outstanding options, issuable upon vesting of outstanding restricted stock units, or reserved for future issuance under our equity incentive plans are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline. As of September 30, 2021, we had outstanding 71,154,571 shares of our ordinary shares, options to purchase 7,588,054 shares of our ordinary shares (of which 4,233,929 were exercisable as of that date) and 458,237 shares of our ordinary shares issuable upon the vesting and settlement of outstanding restricted stock units. The sale or the availability for sale of a large number of shares of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization on an actual basis as of September 30, 2021. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.
As of September 30, 2021 (unaudited)
(€ in thousands, except share and per share data)
Cash and cash equivalents	€156,141
Total debt:
Lease liability	15,109
Borrowings	17,513
Total debt	32,622
Equity:
Equity attributable to owners of the Company	128,606
Non-controlling interests	(585)
Total equity	128,021
Total capitalization	€160,643
The table above excludes:
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up to 302,676 ordinary shares issuable upon exercise of warrants to purchase ordinary shares at an exercise price of $7.88 per share;

•
the conversion from time to time of outstanding loans under our debt facilities with Pontifax Medison Financing and Kreos Capital into our ordinary shares at a conversion price of $7.88 per ordinary share. As of September 30, 2021, we had drawn down amounts under these facilities totaling approximately €14 million;

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2,556,566 ordinary shares that we issued to a Dutch foundation named Stichting Bewaarneming Aandelen ProQR for the administration of option exercises or vesting and settlement of restricted stock units under our equity incentive plans. Such shares are held by the aforementioned foundation until they are transferred to a grantee upon the exercise of options or vesting and settlement of restricted stock units. As of September 30, 2021, (i) 7,588,054 options have been granted by us with a weighted average exercise price of €5.94 per share and (ii) 458,237 restricted stock units have been granted by us with a weighted average grant date fair value of €4.34 per share; and

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1,152,244 treasury shares held by us, which had been reserved to transfer ordinary shares to grantees upon exercise of awards under our equity incentive plans as of September 30, 2021.

USE OF PROCEEDS
We are registering the resale of our ordinary shares by the Selling Shareholders. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares covered hereby. The net proceeds from the sale of the shares offered by this prospectus will be received by the Selling Shareholders. We have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker-dealers, or agents.

DESCRIPTION OF SHARE CAPITAL
This section describes the general terms of our ordinary shares. For more detailed information, a holder of our ordinary shares should refer to our certificate of incorporation and our by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.
General
We were incorporated on February 21, 2012 as a private company with limited liability (‘besloten vennootschap met beperkte aansprakelijkheid’) under Dutch law. In connection with our initial public offering in 2014, our shareholders resolved to amend our articles of association and to convert into a public company with limited liability by means of a Deed of Amendment and Conversion, pursuant to which, we converted to a public company with limited liability (‘naamloze vennootschap’) under the laws of the Netherlands. In connection with this conversion, our legal name changed from ProQR Therapeutics B.V. to ProQR Therapeutics N.V. On June 22, 2016 the articles of association were amended to (i) add certain places where general meeting of shareholders may be held and (ii) amend the term ‘annual report’ to ‘report of the Management Board’ to comply with the Implementation Act Annual Accounts Directive (‘Uitvoeringswet richtlijn jaarrekening’) (Bulletin of Acts and Decrees (‘Staatsblad’) 2015, 349), pursuant to which act this term has been amended accordingly. On February 27, 2018, the articles of association were amended to (i) to increase the authorized share capital, and (ii) to delete the requirement of a deed for the issuance of shares. On June 10, 2021, the articles of association were amended to (i) combine the existing compensation committee and nominating and corporate governance committee into one committee, to be named the compensation, nominating and corporate governance committee, and to establish a new research and development committee, and (ii) to increase the authorized share capital.
Our company is registered with the Dutch Trade Register of the Chamber of Commerce (‘handelsregister van de Kamer van Koophandel en Fabrieken’) in Leiden, the Netherlands under number 54600790. Our corporate seat is in Leiden, the Netherlands, and our registered office is at Zernikedreef 9, 2333 CK Leiden, the Netherlands.
As of the date hereof, our authorized share capital is €13,600,000, divided into 170,000,000 ordinary shares and 170,000,000 preferred shares, each with a nominal value of €0.04. Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association.
Our ordinary shares are listed on the Nasdaq Global Market under the symbol “PRQR.” We have listed our ordinary shares in registered form and our shares are not certificated. We have appointed American Stock Transfer & Trust Company, LLC as our agent to maintain our shareholders register and to act as transfer agent, registrar and paying agent for the ordinary shares. Our ordinary shares are traded on the Nasdaq Global Market in book-entry form.
Articles of Association and Dutch Law
Set forth below is a summary of relevant information concerning the material provisions of our articles of association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Anti-Takeover Measure
To enable us to pursue our business strategy and the successful development of our product pipeline and to protect our interests and those of our stakeholders (including shareholders, employees and patient populations), our business strategy, our continuity and our independence against actual and potential threats, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to a protection foundation, Stichting Continuity ProQR Therapeutics. The call option confers on the protection foundation the right to acquire under certain conditions such number of preferred shares as equals, at the time of exercise of the call option, the lesser of: (i) the total number of shares equal to our issued share capital at that time, minus the number of preferred shares already held by the protection foundation at that time (if any) or (ii) the maximum number of preferred shares that may be issued under our authorized share capital under our articles of association from time to time. The protection foundation’s articles of association provide that it will act to promote and protect the best interests of us, our business and our stakeholders, including patient populations that may benefit from our products and pipeline, by opposing any influences that conflict with these interests and threaten to undermine our strategy, continuity, independence and/or identity. The board of the protection foundation is independent from us, our stakeholders and our subsidiaries.
Upon exercise of the call option, the preferred shares will be issued to the protection foundation for their nominal value, of which only 25% will be due upon issuance. The voting rights of our shares are based on nominal value and as we expect our shares to trade substantially in excess of nominal value, a foundation acquiring preferred shares issued at 25% of their nominal value can obtain significant voting power for a substantially reduced price and thus be used as a defensive measure. These preferred shares will have both a liquidation and dividend preference over our ordinary shares and will accrue cash dividends at a fixed rate with deficits in a preferred dividend being carried forward. The protection foundation may exercise the call option to acquire preferred shares in order to protect us from influences that do not serve our best interests and threaten to undermine our strategy, continuity, independence and/or identity. These influences may include a third-party acquiring a significant percentage of our ordinary shares, the announcement of a public offer for our ordinary shares, other concentration of control over our ordinary shares or any other form of pressure on us to alter our strategic policies.
Company’s Shareholders’ Register
All of our registered shares are registered in our shareholders’ register. Subject to Dutch law and our articles of association, we must keep our shareholders’ register accurate and up-to-date. Our shareholders’ register shall be kept by our management board. The subregister shall be kept by our agent on behalf of the management board. Our shareholders’ register includes the names and addresses and other relevant details of all holders of registered shares, and shows the date on which the shares were acquired, the date of the acknowledgement by, or notification of, us as well as the amount paid on each share. The shareholders’ register also includes the names and addresses and other relevant details of those with a right of usufruct (‘vruchtgebruik’) or a right of pledge (‘pandrecht’) in respect of any shares. Our registered ordinary shares are held through DTC and therefore DTC is recorded in the shareholders register as the holder of those ordinary shares.
Shareholders, usufructuaries and pledgees whose particulars must be recorded in our shareholders’ register are required to provide our management board with the necessary particulars in a timely fashion. Upon request, shareholders, usufructuaries and pledgees shall be provided with an extract of our shareholders’ register in respect of their right to one or more registered shares.
Issuance of Shares and Preemptive Rights
Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board to issue new shares or grant rights to subscribe for shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to issue shares and rights to subscribe for shares. Pursuant to our articles of association, our management board may only exercise the power to issue shares with the approval of our supervisory board.
Under Dutch law, in the event of an issuance of ordinary shares or granting of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. A holder of ordinary shares does not have a preemptive right with respect to the issuance of, or granting of rights to subscribe for, (i) ordinary shares for consideration other than cash, or (ii) ordinary shares to our employees or employees of one of our group companies, or (iii) ordinary shares to persons exercising a previously granted right to subscribe for shares, or (iv) preferred shares.

The preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the management board can be granted and extended, in each case for a period not exceeding five years. For as long as such authorization is effective, our general meeting of shareholders will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our management board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.
Preferred shares do not carry preemptive rights in respect of newly issued ordinary shares or preferred shares, nor do holders of ordinary shares have preemptive rights in respect of newly issued preferred shares. The call option of the protection foundation to acquire newly issued preferred shares of the company, see “Description of Share Capital — Anti-Takeover Measure”, is an irrevocable and repeatedly exercisable right to subscribe for preferred shares.
On September 15, 2014, our general meeting of shareholders adopted a resolution pursuant to which our management board will be irrevocably authorized to, following approval of our supervisory board, limit or exclude the preemptive rights of holders of ordinary shares for a period of five years from the date of such resolution.
On May 16, 2018, our general meeting of shareholders adopted a resolution pursuant to which the aforesaid authorizations to issue shares and to limit and exclude preemptive rights was renewed. In this renewed authorization the Management Board was delegated, subject to approval of the Supervisory Board, the authority for a period of 5 years from the date of the resolution of the general meeting of shareholders to, in accordance with applicable laws and Nasdaq listing rules: (a) issue an amount of ordinary shares up to 100% of the Company’s authorized share capital for general purposes as reflected above and issuances under Company’s stock option plans with the proviso that the issuances under stock option plans is limited to 15% of the Company’s issued share capital (minus any treasury shares) at May 16, 2018; (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grants.
On June 23, 2020, our general meeting of shareholders adopted a resolution pursuant to which the aforesaid authorizations to issue shares and to limit and exclude preemptive rights was renewed. In this renewed authorization the Management Board was delegated, subject to approval of the Supervisory Board, the authority for a period of 5 years from the date of the resolution of the general meeting of shareholders to, in accordance with applicable laws and Nasdaq listing rules: (a) issue an amount of ordinary shares up to 100% of the Company’s authorized share capital for general purposes as reflected above and issuances under Company’s equity incentive or stock option plans with the proviso that the issuances under equity incentive or stock option plans are limited to 15% of the Company’s issued share capital from time-to-time (minus any treasury shares); (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.
On May 19, 2021, our general meeting of shareholders adopted a resolution pursuant to which our management board, subject to approval of the supervisory board, is authorized to, in accordance with applicable laws and Nasdaq listing rules and for a period of 5 years from the date of the resolution of the general meeting of shareholders: (a) issue ordinary shares up to 100% of the Company’s authorized share capital for general purposes and issuances under Company’s equity incentive or stock option plans with the proviso that the issuances under equity incentive or stock option plans is limited to 15% of the Company’s issued share capital from time-to-time (minus any treasury shares); (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.

Repurchases of our Shares
Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that:
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such shares are fully paid-up;

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such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our articles of association; and

•
after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no consideration or by universal succession, we may acquire shares only if our general meeting of shareholders has authorized the management board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the general meeting of shareholders is required if ordinary shares are acquired by us on Nasdaq with the intention of transferring such ordinary shares to our employees or employees of a group company pursuant to an arrangement applicable to them. Our articles of association further provide that a resolution of our management board to acquire fully paid-up shares in our share capital requires the approval of our supervisory board.
On May 10, 2017, our general meeting of shareholders adopted a resolution pursuant to which our management board is authorized to acquire up to 10% of our issued share capital plus, in case of a material reorganization of the capital structure of the Company an additional 10% on Nasdaq or by other means for an 18 month period from the date of such resolution for a price per share not exceeding 110% of the market price of the ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition).
On June 23, 2020 our general meeting of shareholders adopted a resolution pursuant to which the aforementioned authorization to acquire shares was renewed. In this renewed authorization the Management Board was delegated the authority to perform acquisitions by the Company of (i) up to 10% of the issued share capital of the Company plus, (ii) in case of a material reorganization of the capital structure of the Company, an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of 18 months with effect from the annual general meeting of shareholders.
On May 19, 2021, our general meeting of shareholders adopted a resolution pursuant to which our management board will be authorized to acquire (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general meeting of shareholders. In this respect, the words “issued share capital” means the Company’s issued share capital from time to time. For the avoidance of doubt, the issued share capital includes treasury shares.

Capital Reductions; Cancellation
At a general meeting of shareholders, our shareholders may resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by virtue of an amendment to our articles of association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate (x) to shares held by the company itself or in respect of which the company holds the depository receipts, and (y) to all preferred shares. Our articles of association provide that our general meeting of shareholders may only adopt such resolution upon a proposal of our management board, which proposal must have been approved by our supervisory board. In order to be adopted by the general meeting of shareholders, a resolution to reduce the capital requires a simple majority of the votes cast at a general meeting of shareholders if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the general meeting of shareholders if less than half of the issued capital is represented at the general meeting of shareholders.
A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all shareholders concerned agree to a disproportionate reduction). A resolution that would result in a reduction of capital requires approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.
In the event that all preferred shares are cancelled, distributions shall be made to the protection foundation as sole holder of such preferred shares.
Corporate Objectives
Under our articles of association, our corporate objectives are:
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the development, bringing to market and exploitation of products and technologies in the field of biotechnology;

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the research and development of (or the commission to research and develop) patents, know-how and intellectual and industrial property;

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to make our products available to the patient populations that may benefit from such products and to maintain a suitable pipeline of products that may be beneficial for relevant patient populations;

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to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

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to do anything which, in the widest sense of the words, is connected with or may be conducive to the attainment of these objects.

Amendment of Articles of Association
Our general meeting of shareholders, at the proposal of our management board, with the prior approval of our supervisory board, may resolve to amend our articles of association. A resolution taken by the general meeting of shareholders to amend our articles of association requires a simple majority of the votes cast.
General Meetings of Shareholders
General meetings of shareholders can be held in Leiden, Amsterdam, Rotterdam, Schiphol Airport (municipality Haarlemmermeer), The Hague, Oegstgeest, Leidschendam, Katwijk, Noordwijk or Wassenaar, the Netherlands. All shareholders and others entitled to attend general meetings of shareholders are authorized to attend the general meeting of shareholders, to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.

However, due to the COVID-19 pandemic several restrictions have been implied in the Netherlands. It is possible that we will deviate from our articles of association and/or the Dutch Civil Code and hold our general meetings virtually, as permitted under the emergency bill Temporary Measures in the Field of the Ministry of Justice and Security in connection with the Outbreak of COVID-19 (Tijdelijke Wet COVID-19 Justitie & Veiligheid), as extended or amended from time to time.
We must hold at least one general meeting of shareholders each year, to be held within six months after the end of our financial year. A general meeting of shareholders shall also be held within three months after our management board has considered it to be likely that the company’s equity has decreased to an amount equal to or lower than half of its paid up and called up capital. If the management board and supervisory board have failed to ensure that such general meetings of shareholders as referred to in the preceding sentences are held in a timely fashion, each shareholder and other person entitled to attend shareholders’ meetings may be authorized by the Dutch court to convene the general meeting of shareholders.
Our management board and our supervisory board may convene additional extraordinary general meetings of shareholders whenever they so decide. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least ten percent of our issued share capital may on their application be authorized by the Dutch court to convene a general meeting of shareholders. The Dutch court will disallow the application if it does not appear to it that the applicants have previously requested that the management board or supervisory board convenes a shareholders’ meeting and neither the management board nor the supervisory board has taken the necessary steps so that the shareholders’ meeting could be held within eight weeks after the request.
General meetings of shareholders are convened by a notice which includes an agenda stating the items to be discussed. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition and filling of any vacancies of the management board or supervisory board. In addition, the agenda for a general meeting of shareholders may include such items as have been included therein by our management board or our supervisory board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, substantiated, or by a proposal for a resolution and received by us no later than the 60th day before the day that the relevant general meeting of shareholders is to be held. No resolutions will be adopted on items other than those which have been included in the agenda.
We will give notice of each general meeting of shareholders by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a general meeting of shareholders.
Pursuant to our articles of association, our management board may determine a record date (‘registratiedatum’) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. Our articles of association provide that a shareholder must notify the company in writing of his identity and his intention to attend (or be represented at) the general meeting of shareholders, such notice to be received by us ultimately on the seventh day prior to the general meeting of shareholders. If this requirement is not complied with or if upon direction of the company to that effect no proper identification is provided by any person wishing to enter the general meeting of shareholders, the chairperson of the general meeting of shareholders may, in his or her sole discretion, refuse entry to the shareholder or his proxy holder.
Pursuant to our articles of association, our general meeting of shareholders is chaired by the chairman of our supervisory board. If the chairman of our supervisory board is absent and has not charged another person to chair the meeting in his place, the supervisory board members present at the meeting shall appoint one of themselves to be chairperson. If no supervisory board members are present at the general meeting of shareholders, the general meeting of shareholders will be chaired by our CEO or, if our CEO is absent, another management board member present at the meeting and, if none of them is present, the general meeting of shareholders shall appoint its own chairperson. The person who should chair the meeting may appoint another person in his or her stead.
The chairperson of the general meeting of shareholders may decide at his or her discretion to admit other persons to the meeting. The chairperson of the general meeting of shareholders shall appoint another person present at the shareholders’ meeting to act as secretary and to minute the proceedings at the meeting. The chairperson of the general meeting of shareholders may instruct a civil law notary to draw up a notarial report of the proceedings at the company’s expense, in which case no minutes need to be taken. The chairperson of the general meeting of shareholders is authorized to eject any person from the general meeting of shareholders if the chairperson considers that person to disrupt the orderly proceedings. The general meeting of shareholders shall be conducted in the English language.
Voting Rights and Quorum Requirements
In accordance with Dutch law and our articles of association, each issued ordinary share and preferred share confers the right on the holder thereof to cast one vote at the general meeting of shareholders. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held in treasury. Dutch law does not permit cumulative voting for the election of management board members or supervisory board members.
Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairperson of the general meeting of shareholders) of a shareholder, which proxy holder need not be a shareholder. Our articles of association do not limit the number of shares that may be voted by a single shareholder.
Under our articles of association, blank votes, abstentions and invalid votes shall not be counted as votes cast. Further, shares in respect of which a blank or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a general meeting of shareholders. The chairperson of the general meeting of shareholders shall determine the manner of voting and whether voting may take place by acclamation.
In accordance with Dutch law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.
Resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions.
The chairperson of the general meeting of shareholders shall decide on the method of voting and may determine the voting procedure. The determination made by the chairperson of the general meeting of shareholders with regard to the results of a vote shall be decisive. However, where the accuracy of the chairperson’s determination is contested immediately after it has been made, a new vote shall take place if the majority of the general meeting of shareholders so requires or, where the original vote did not take place by response to a roll call or in writing, if any party with voting rights present at the meeting so requires.
Our management board will keep a record of the resolutions passed at each general meeting of shareholders. The record shall be available at our office for inspection by any person entitled to attend general meetings of shareholders and upon request a copy of or extract from the record will be provided to such person at no more than the cost price.
Our articles of association and Dutch law provide that resolutions of our management board concerning a material change in the identity or character of the company or our business are subject to the approval of the general meeting of shareholders. Such changes include in any event:
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a transfer of all or materially all of our business to a third party;

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the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

•
the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.

Adoption of Annual Accounts and Discharge of Management and Supervisory Liability
Pursuant to Dutch law, we are required to publish our annual accounts within eight days after adoption and ultimately within 13 months after the end of our financial year.
Each year within five months after the end of our financial year, save where this period is extended for a maximum of six months by the general meeting of shareholders on account of special circumstances, our management board will prepare the annual accounts. The annual accounts must be accompanied by an auditor’s certificate, a report of the management board and certain other mandatory information and must be made available for inspection by our shareholders at our offices within the same period. Under Dutch law, the general meeting of shareholders may appoint and remove our independent auditors, as referred to in Section 2:393 Dutch Civil Code, who audit the annual accounts. If the general meeting of shareholders fails to appoint an independent auditor, the auditor will be appointed by the supervisory board or, if the supervisory board fails to do so, the management board. The annual accounts are adopted by our shareholders at the general meeting of shareholders and will be prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.
The adoption of the annual accounts by our shareholders does not release our management board members and our supervisory board members from liability for acts reflected in those documents. Any such release from liability requires a separate shareholders’ resolution.
Our financial reporting will be subject to the supervision of the Dutch regulator AFM. The AFM will review the content of the financial reports and has the authority to approach us with requests for information if, on the basis of publicly available information, it has reasonable doubts as to the integrity of our financial reporting. For a more detailed description we refer to the description below under the heading “Dutch Financial Reporting Supervision Act.”
Dividends and other Distributions
We may only make distributions to our shareholders and other persons entitled to distributable profits, to the extent that our shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our articles of association.
Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares. Any amount remaining out of the profit is carried to reserve as the management board determines. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders. The management board is permitted, subject to certain requirements and subject to approval of the supervisory board, to declare interim dividends without the approval of the general meeting of shareholders.
Distributions shall be payable in such currency as determined by our management board. We intend that distributions, if any, shall be payable on such date as determined by our management board. Our management board will set the date that will be applied in order to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (‘verjaring’).
We do not anticipate paying any dividends for the foreseeable future.

Liquidation and Dissolution
The general meeting of shareholders may, based on a proposal by our management board, which proposal has been approved by our supervisory board, resolve to dissolve the company by a resolution passed by a simple majority of the votes cast. In the event of the company being dissolved, the liquidation shall be effected by our management board under the supervision of the supervisory board, unless the general meeting of shareholders decides otherwise.
In the event of a dissolution and liquidation, the assets remaining after payment of all of the company’s debts (including any liquidation expenses) are to be distributed (i) firstly to the holders, if any, of preferred shares in the amount of the nominal value of the preferred shares (to the extent paid-up) plus unpaid accrued dividends and deficits (if any) in preferred dividends, and (ii) the balance remaining to the holders of ordinary shares in proportion to the aggregate nominal value of their ordinary shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.
Limitations on Non-Residents and Exchange Controls
There are no limits under the laws of the Netherlands or in our articles of association on non-residents of the Netherlands holding or voting our ordinary shares. Under Dutch law, there are currently no exchange controls applicable to the transfer of dividends or other distributions with respect to, or of the proceeds from the sale of, shares in a Dutch company, to persons outside the Netherlands.
Netherlands Squeeze-Out Proceedings
Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against our other shareholders jointly for the transfer of their shares to it. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (‘Ondernemingskamer’) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (‘Wetboek van Burgerlijke Rechtsvordering’). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber of the Amsterdam Court of Appeal becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same notice in a newspaper with a national circulation.
A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective to obtain at least 95% of our issued share capital and thus to be allowed to initiate squeeze-out proceedings. Those restructuring transactions could, amongst other things, include a legal merger or demerger involving our company, a contribution of cash and/or assets against issuance of shares involving our company, and the issue of new shares to the majority shareholder while excluding any pre-emption rights of minority shareholders in relation to such issuance or an asset sale transaction.
In Dutch public takeover practice, depending on the circumstances, an asset sale transaction is sometimes used as a way to squeeze out minority shareholders (e.g. after a successful public offer, or tender offer, through which the offeror acquires a supermajority, but less than all, of the shares). In such a scenario, the business of the target company would be sold to an offeror, a buyer or a special purpose vehicle, followed by the liquidation of the target company. The purchase price would be distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders participated.

Under our articles of association, any proposal to sell and transfer all of our assets and to dissolve and liquidate our company is subject to approval by a majority of the votes cast in our general meeting of shareholders which must be preceded by a proposal by our management board, which must be approved by our supervisory board.
Dutch Corporate Governance Code
The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their annual report filed in the Netherlands whether or not they are complying with the various rules of the DCGC that are addressed to the management board and supervisory board and, if they do not apply those provisions, to give the reasons for such non-application. The DCGC contains both principles and best practice provisions for the management board, supervisory board, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The principles and best practice provisions apply to our management board and supervisory board, for example in relation to its role and composition, conflicts of interest, independence requirements for supervisory board members, supervisory board committees and compensation; shareholders and the general meeting of shareholders, for example, regarding anti-takeover protection and obligations of the company to provide information to our shareholders; and financial reporting, including external auditor and internal audit requirements.
We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of the Nasdaq Stock Market and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on the Nasdaq Global Market.
The discussion below summarizes the most important differences between our governance structure and the principles and best practices of the DCGC:
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Best practice provision 4.1.3 (vii) provide that each substantial change in our corporate governance structure and in our compliance with the DCGC must be submitted to the general meeting of shareholders for discussion under a separate agenda item. As our ordinary shares will be listed on the Nasdaq Global Market only, we intend to comply with the corporate governance rules that apply to companies that are listed on the Nasdaq Global Market and therefore will not comply with this provision.

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Best practice provision 2.1.7 (i) stipulates that any one of the criteria referred to in best practice provision 2.1.8, sections i. to v. inclusive should be applicable to at most one supervisory board member. As our ordinary shares will be listed on the Nasdaq Global Market only, we intend to comply with the corporate governance rules that apply to companies that are listed on the Nasdaq Global Market, and will therefore only apply the Nasdaq criteria on independence of members of the supervisory board.

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Best practice provision 3.3.2 prohibits the granting of shares or rights to shares to members of the supervisory board as remuneration. It is common practice for companies listed on the Nasdaq Global Market to grant shares to the members of the supervisory board as compensation, in order to align the interests of the members of the supervisory board with our interests and those of our shareholders, and we have granted and expect to grant options to acquire ordinary shares to our supervisory board members.

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Pursuant to the best practice provision 3.1.2 (vi) and (vii) of the DCGC, options granted to our management board members should not be exercisable during the first three years after the date of grant; shares granted to our management board members should be retained by them for a period of at least five years. We do not intend to comply with all of the above requirements.

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Best practice provision 4.3.3 provides that the general meeting of shareholders may pass a resolution to cancel the binding nature of a nomination for the appointment of a member of the management board or of the supervisory board or a resolution to dismiss such member by an absolute majority of the votes cast. It may be provided that such majority should represent a given proportion of the issued capital, but this proportion may not exceed one third. In addition, this best practice provision provides that if such proportion of the share capital is not represented at the meeting, but an absolute majority of the votes cast is in favor of a resolution to cancel the binding nature of the nomination, a new general meeting of shareholders will be convened where the resolution may be adopted by absolute majority, regardless of the proportion of the share capital represented at the meeting. Our articles of association will provide that these resolutions can only be adopted with at least a 2/3 majority which must represent more than 50% of our issued capital, and that no such second meeting will be convened, because we believe that the decision to overrule a nomination by the management board or the supervisory board for the appointment or dismissal of a member of our management board or of our supervisory board must be widely supported by our shareholders.
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Best practice provision 4.2.3 stipulates that meetings with analysts, presentations to analysts, presentations to investors and institutional investors and press conferences must be announced in advance on the company’s website and by means of press releases. Provision must be made for all shareholders to follow these meetings and presentations in real time, for example by means of webcasting or telephone. After the meetings, the presentations must be posted on the company’s website. We believe that enabling shareholders to follow in real time all the meetings with analysts, presentations to analysts and presentations to investors would create an excessive burden on our resources. We intend to post analyst presentations on our website after meetings with analysts.

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Pursuant to best practice provision 3.2.3, the remuneration of the management board in the event of dismissal may not exceed one year’s salary. The management services agreements with our management board members provide for a lump-sum equal to 24 months of the individual’s monthly gross fixed salary. Based on the risk profile of the company and to be able to attract highly skilled management, we assumed this period to be appropriate.

Market Abuse
The Market Abuse section described in our other filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2015, and the base prospectus included in our registration statement on Form F-3 (File No. 333-207245), is no longer applicable following the EU Market Abuse Regulation, which became effective as of July 3, 2016. The EU Market Abuse Regulation has direct effect in the Netherlands and other EU member states. The EU Market Abuse Regulation replaces the provisions on market abuse, insider trading and notifications set out in the Dutch Financial Supervision Act. The EU Market Abuse Regulation does not apply to companies whose shares are not admitted to trading or are not listed on a regulated market in the EU/EEA, but only on Nasdaq. Accordingly, the provisions of the EU Market Abuse Regulation do not currently apply to us.
Dutch Financial Reporting Supervision Act
Under the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”), the AFM supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or in a non-EU country on a system similar to a regulated market. Since our company has its corporate seat in the Netherlands and our ordinary shares are listed on the Nasdaq Global Market, the FRSA will be applicable to us.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards and (ii) recommend to us that we make available further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.
Differences in Corporate Law
We are incorporated under the laws of the Netherlands. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of the Netherlands and Delaware.
This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable Dutch law and our articles of association or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.
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Duties of Directors

The board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation.
In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.
In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.
The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders. A director elected to serve a term on a “classified” board of directors may not be removed by

In the Netherlands, a listed company typically has a two-tier board structure, with a management board comprising the executive directors and a supervisory board comprising the non-executive directors (although a single-tier board system may also be used).
Under Dutch law, the management board is responsible for the day-to-day management and the strategy, policy and operations of a company. The supervisory board is responsible for supervising the conduct of, and providing advice to, the management board and for supervising the company’s general affairs and business. Each managing director and supervisory director has a duty to act in the corporate interest of the company and the business connected with it.
Unlike under Delaware law, under Dutch law the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company and the business connected with it also applies in the event of a proposed sale or break-up of the company, whereby the specific circumstances generally dictate how such duty is to be applied. Any management board resolution concerning a material change in the identity or character of the company or its business requires shareholders’ approval. The management board may decide in its sole discretion, within the confines of Dutch law and the articles of association, to incur additional indebtedness subject to any contractual restrictions pursuant to our existing financing arrangements.
In contrast to Delaware law, under Dutch law a supervisory board member of a listed company is generally appointed for a maximum term of four years. There is no statutory limit to the number of terms a supervisory board member may serve, although the DCGC recommends that a supervisory board member is appointed for a period of four years and may then be reappointed once for another four-year period. The supervisory board

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shareholders without cause. There is no limit to the number of terms a director may serve.
member may then subsequently be reappointed again for a period of two years, which appointment may be extended by at most two years. In the event of a reappointment after an eight-year period, reasons should be given in the report of the supervisory board.
A supervisory board member may be removed at any time, with or without cause, by the general meeting of shareholders. Pursuant to our articles of association, our general meeting of shareholders may only adopt a resolution to suspend or dismiss such supervisory board member by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital of the company, unless the proposal was made by the supervisory board, in which case a simple majority of the votes cast is sufficient.

Board Vacancies
The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Under Dutch law, management board members and supervisory board members of a company such as ours are appointed by the general meeting of shareholders, rather than appointed by the management board as is typical for a Delaware corporation.
Under our articles of association, management board members and supervisory board members are appointed by our general meeting of shareholders upon the binding nomination by our supervisory board. However, the general meeting of shareholders, may at all times overrule such binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital, following which our supervisory board shall draw up a new binding nomination.

Conflict-of-Interest Transactions
Under the Delaware General Corporation Law, transactions with directors must be approved by disinterested directors or by the shareholders, or otherwise proven to be fair to the company as of the time it is approved. Such transaction will be void or voidable, unless (1) the material facts of any interested directors’ interests are disclosed or are known to the board of directors and the transaction is approved by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts of any interested directors’ interests are disclosed or are known to the	Under Dutch law, a management board member and a supervisory board member with a direct or indirect personal interest that conflicts with the interests of the company or of the business connected with it must abstain from participating in the decision- making process (i.e., the deliberations and the decision-making) with respect to the relevant matter. A board member with such a conflict of interest must promptly notify the other directors of his or her conflict. If it becomes apparent that such member was indeed involved in the decision-making process, then such decision may be nullified.

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shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the shareholders; or (3) the transaction is fair to the company as of the time it is approved.
Our articles of association provide that if as a result of conflicts of interest no resolution of the management board can be adopted, the resolution will be adopted by our supervisory board. If as a result of a conflict of interest of supervisory board members no resolution of the supervisory board can be adopted, the resolution can nonetheless be adopted by our supervisory board as if there was no conflict of interest. In that case, each supervisory board member is entitled to participate in the discussion and decision making process and to cast a vote.
Management board members with a conflict of interest remain authorized to represent the company. However, the relevant management board members may under certain circumstances be held personally liable for any damage suffered by the company as a consequence of the transaction.
Agreements entered into with third parties contrary to the rules on decision-making in the case of a conflict of interest, may as a rule not be annulled. Only under special circumstances will a company be able to annul an agreement or claim damages, such as when a third party abuses a conflict of interest situation.

Proxy Voting by Directors
A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.	An absent management board member may issue a proxy for a specific meeting of the management board but only in writing to another management board member. An absent supervisory board member may issue a proxy for a specific meeting of the supervisory board but only in writing to another supervisory board member.
Voting Rights
Under the Delaware General Corporation Law, each shareholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. Cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum will consist	Under Dutch law, shares have one vote per share, provided such shares have the same nominal value. Our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. All resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast without quorum requirement, except where Dutch law or our articles of association provide for a special majority and/or quorum in relation to specified resolutions. Each holder of ordinary shares may cast as many votes as it holds shares. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended as long as they are held

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of no less than 1/3 of the shares of such class or series or classes or series.
Shareholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 days nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

in treasury. Dutch law does not permit cumulative voting for the election of management board members and supervisory board members.
Pursuant to our articles of association, our management board may determine a record date (registratiedatum) of 28 calendar days prior to a general meeting of shareholders to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote in the general meeting of shareholders. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the convocation notice of the general meeting of shareholders. There is no specific provision in Dutch law for adjournments.

Shareholder Proposals
Delaware law does not provide shareholders an express right to put any proposal before a meeting of shareholders, but it provides that a corporation’s bylaws may provide that if the corporation solicits proxies with respect to the election of directors, it may be required to include in its proxy solicitation materials one or more individuals nominated by a shareholder. In keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. Additionally, if a Delaware corporation is subject to the SEC’s proxy rules, a shareholder who owns at least $2,000 in market value or 1% of the corporation’s securities entitled to vote for a continuous period of one year as of the date he submits a proposal, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Pursuant to Dutch law, one or more shareholders or others with meeting rights alone or jointly representing at least 10% of the issued share capital may on their application be authorized by the Dutch Court to convene a general meeting of shareholders if the management board and the supervisory board fail to do so in a timely manner.
The agenda for a general meeting of shareholders must contain such items as the management board, supervisory board or the person or persons convening the meeting decide. Pursuant to Dutch law, unlike under Delaware law, the agenda will also include such other items as one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, may request of the management board in writing and substantiated or by a proposal for a resolution, received by the company no later than on the 60th day before the date of the meeting.

Action by Written Consent
Unless otherwise provided in the corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders of a corporation may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action to be so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided (a) the articles of association expressly so allow, (b) no bearer shares or depository receipts are issued, (c) there are no persons entitled to the same rights as holders of depository receipts issued with the company’s cooperation, (d) the management board and supervisory board members have been given the opportunity to give their advice on the resolution, and (e) the resolution is adopted unanimously by all shareholders that are entitled to vote.

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The requirement of unanimity renders the adoption of shareholder resolutions without a meeting not feasible for publicly traded companies. Our articles of association only expressly allow resolutions of the holders of preferred shares to be adopted without holding a meeting.
Shareholder Suits
Under the Delaware General Corporation Law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated shareholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a shareholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a shareholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.	Unlike under Delaware law, in the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. Individual shareholders do not have the right to bring an action on behalf of the company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a tortious act directly against that individual shareholder. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself — outside the collective action — institute a civil claim for damages.
Repurchase of Shares
Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, repurchase its existing and outstanding shares or depository receipts if permitted under its articles of association.
We may acquire our shares, subject to applicable provisions and restrictions of Dutch law and our articles of association, to the extent that: (i) such shares are fully paid-up; (ii) such shares are acquired for no consideration or such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to

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Dutch law or our articles of association; and (iii) after the acquisition of shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.
Other than shares acquired for no consideration or by universal succession, our management board may acquire shares only if our general meeting of shareholders has authorized the management board to do so. An authorization by the general meeting of shareholders for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.
No authorization of the general meeting of shareholders is required if listed ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan. Our articles of association further provide that a resolution of our management board to acquire fully paid-up shares in our share capital, requires the approval of our supervisory board.
On May 19, 2021, our general meeting of shareholders adopted a resolution pursuant to which our management board will be authorized to acquire (i) up to 10% of the issued share capital of the Company plus, in case of a material reorganization of the capital structure of the Company, (ii) an additional 10% of the issued share capital of the Company, by any means, including through derivative products, purchases on any stock exchange, through any private purchase or block trade, or otherwise, for a price that is between 0.01 US Dollar and an amount which is not higher than 110% of the average market price of such ordinary shares on Nasdaq (with the market price deemed to be the average of the closing price on each of the five consecutive days of trading preceding the three trading days prior to the date of acquisition), for a period of eighteen (18) months with effect from the general meeting of shareholders. In this respect, the words “issued share capital” means the Company’s issued share capital from time to time. For the avoidance of doubt, the issued share capital includes treasury shares.

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Anti-Takeover Provisions

In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested shareholder that beneficially owns 15% or more of a corporation’s voting stock (or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years), within three years after the person becomes an interested shareholder, unless:
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the transaction that will cause the person to become an interested shareholder is approved by the board of directors of the target prior to the transactions;

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after the completion of the transaction in which the person becomes an interested shareholder, the interested shareholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and also officers of interested shareholders and shares owned by specified employee benefit plans; or

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after the person becomes an interested shareholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested shareholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company.

Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch statutory law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including:
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the authorization of a class of preferred shares that may be issued to a protection foundation to which we have granted a perpetual and repeatedly exercisable call;

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a provision that our management board members and our supervisory board members may only be appointed upon a binding nomination by our supervisory board, which can be set aside by a two-thirds majority of our shareholders representing more than half of our issued share capital;

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a provision that our management board members and supervisory board members may only be removed by our general meeting of shareholders by at least a two-thirds majority of votes cast representing more than 50% of our issued share capital (unless the removal was proposed by the supervisory board); and

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a requirement that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our management board that has been approved by our supervisory board.

As indicated above, we have adopted an anti-takeover measure by granting a perpetual and repeatedly exercisable call option to the protection foundation, which confers upon the protection foundation the right to acquire, under certain conditions, the number of preferred shares described above. The issuance of such preferred shares will occur upon the protection foundation’s exercise of the call option and will not require shareholder consent. Such a measure has the effect of making a takeover of us more difficult or less attractive and as a result, our shareholders may be unable to benefit from a change of control and realize any potential change of control premium which may materially and adversely affect the market price of our ordinary shares.
In addition, our boards need to act in the interest of ProQR, our business and take into account the interests of all our stakeholders, including by

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promoting the sustainable success of our business and the creation of long term value for us and our business. The boards are responsible to determine our strategy and choosing our strategic direction. In doing so and depending on the circumstances they may decide to not entertain a proposed takeover or other strategic proposal, even if the proposal is supported by the majority of our shareholders and/or would create more shareholder value. The boards may also use their general authority under Dutch corporate law and the DCGC to not co-operate with a proposal, e.g. by not providing due diligence and or by not cooperating with shareholder proposals to adopt resolutions in a general shareholder meeting that may change our strategy for instance by invoking the maximum 180 days response time set out in the DCGC.
As of May 1, 2021, the Statutory Reflection Period for Listed Companies came into force. The purpose is to give the management board of a listed company more time for careful policymaking to weigh the interests of the company and its stakeholders in the event of an unsolicited takeover bid or other pressure being put on the management board to change the course of the company, for example from activist shareholders. The management board of a listed company may invoke a reflection period of up to 250 days in the event of: (i) a request by one or more shareholders for consideration of a proposal to appoint, suspend or dismiss one or more members of the management of supervisory board, or (ii) when a public bid has been announced or made for the shares without agreement having been reached on the bid with the target company. The decision by the management board to invoke the reflection period is subject to supervisory board approval. In addition, to invoke the reflection period, the request under (i) and the public bid under (ii) must in the view of the management board be substantially contrary to the interest of the company and its affiliated enterprise and the reflection period should be used for careful policy making.

Inspection of Books and Records
Under the Delaware General Corporation Law, any shareholder may inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders and its other books and records during the corporation’s usual hours of business.
Our shareholders’ register is available for inspection by the shareholders and usufructuaries and pledgees whose particulars must be registered therein.
Our management board and our supervisory board provide our shareholders, at the general meeting of shareholders, with all information that the general

Delaware	The Netherlands
meeting of shareholders reasonably requests unless doing so would be contrary to an overriding interest of ours. Our management board or our supervisory board will in principle give a reason for electing not to provide such information on the basis of overriding interest.
Removal of Directors
Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.	Under our articles of association, the general meeting of shareholders is at all times entitled to suspend or remove a management board member or supervisory board member. The general meeting of shareholders may only adopt a resolution to suspend or remove such a member by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital of our company, unless the proposal was made by our supervisory board in which case a simple majority of the votes cast is sufficient.
Preemptive Rights
Under the Delaware General Corporation Law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.
Under our articles of association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting of shareholders upon proposal of our management board, which proposal must have been approved by our supervisory board. Our general meeting of shareholders may authorize our management board to restrict or exclude the preemptive rights in respect of newly issued ordinary shares. Such authorization for the management board can be granted and extended, in each case for a period not exceeding five years. A resolution of the general meeting of shareholders to restrict or exclude the preemptive rights or to designate our management board as the authorized body to do so requires at least a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.
On May 19, 2021, our general meeting of shareholders adopted a resolution pursuant to which our management board, subject to approval of the supervisory board, is authorized to, in accordance with applicable laws and Nasdaq listing rules and for a period of 5 years from the date of

Delaware	The Netherlands

the resolution of the general meeting of shareholders: (a) issue ordinary shares up to 100% of the Company’s authorized share capital for general purposes and issuances under Company’s stock option plans with the proviso that the issuances under stock option plans is limited to 15% of the Company’s issued share capital from time-to-time (minus any treasury shares); (b) grant rights to subscribe for ordinary shares as described under (a); and (c) limit or exclude the pre-emptive rights of holders of ordinary shares, which delegation shall include the authority to determine the price and further terms and conditions of any such share issuance or grant.
No preemptive rights apply in respect of preferred shares.

Dividends
Under the Delaware General Corporation Law, a Delaware corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.
Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the general meeting of shareholders from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed only to the extent the shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association as apparent from an (interim) financial statement. Interim dividends should be regarded as advances on the final dividend to be declared with respect to the financial year in which the interim dividends have been declared. Should it be determined after adoption of the annual accounts with respect to the relevant financial year that the distribution was not permissible, the company may reclaim the paid interim dividends as unduly paid.
Under our articles of association, a (cumulative) dividend is first paid out of the profit, if available for distribution, on any preferred shares, of which none will be outstanding on completion of an offering. Any amount remaining out of the profit is carried to reserve as the management board determines. After reservation by the management board of any profit, the remaining profit will be at the disposal of the general meeting of shareholders.
Dividends shall be payable in such currency and on

Delaware	The Netherlands
such date as determined by the management board. Claims for payment of dividends not made within five years from the date that such dividends became payable will lapse and any such amounts will be considered to have been for feited to us.
Appraisal Rights and Shareholder Vote on Certain Reorganizations

Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Under Dutch law, resolutions of the management board concerning a material change in the identity or character of the company or its business are subject to the approval of the general meeting of shareholders. Such changes include in any event:
•
a transfer of all or materially all of our business to a third party;

•
the entry into or termination of a long-lasting alliance of the company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance for the company; and

•
the acquisition or disposition of an interest in the capital of a company by the company or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if the company prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in the company’s most recently adopted annual accounts.

The concept of appraisal rights does not exist under Dutch law. However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) holds at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer), which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares to be transferred.
Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border

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merger may file a claim with the Dutch company for compensation. The compensation is to be determined by one or more independent experts.
Compensation of Directors
Under the Delaware General Corporation Law, the shareholders do not generally have the right to approve the compensation policy for the board of directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to shareholder vote due to the provisions of federal securities and tax law.
In contrast to Delaware law, under Dutch law and our articles of association, the general meeting of shareholders must upon the proposal of our supervisory board adopt the compensation policy for the management board, which includes the outlines of the compensation of any members who serve on our management board. The supervisory board determines the compensation of the management board members in accordance with the compensation policy. A proposal by the supervisory board with respect to compensation schemes in the form of shares or rights to shares is submitted for approval by the supervisory board to the general meeting of shareholders. Such proposal must set out at least the maximum number of shares or rights to shares to be granted to the management board and the criteria for granting such shares.
The general meeting of shareholders may determine the compensation of supervisory board members. The supervisory directors will be reimbursed for their expenses.

Registration Rights
Registration Rights Agreement
In connection with a convertible debt financing in July 2020, we entered into a registration rights agreement with certain investors party thereto, pursuant to which we agreed to file and keep effective one or more registration statements with the SEC for the purpose of registering for resale the shares issuable upon conversion of certain term loans and/or exercise of certain warrants. In August 2020, we entered into a joinder and first amendment to the loan agreement and joinder to registration rights agreement to expand our loan facility and accommodate the participation of an additional lender, pursuant to which such additional lender became party to the registration rights agreement.

SELLING SHAREHOLDERS
This prospectus relates to the possible resale from time to time by the selling shareholders named herein, who we refer to in this prospectus as the “Selling Shareholders,” of up to an aggregate maximum amount of 3,989,976 shares of our ordinary shares in one or more offerings, subject to market conditions and prices, liquidity objectives and other investment considerations.
On September 3, 2021, we entered into a Research and Collaboration Agreement (the “Collaboration Agreement”) with ProQR Therapeutics VIII B.V. (“ProQR VIII” and together with ProQR, the “Company”) and Eli Lilly and Company (“Lilly”). The Collaboration Agreement is for the discovery, development, and commercialization of potential new medicines for genetic disorders in the liver and nervous system. Under the terms of the Collaboration Agreement, the Company and Lilly will seek to use the Company’s proprietary Axiomer® RNA editing platform to progress new drug targets toward clinical development and commercialization.
Under the Collaboration Agreement, the Company will grant Lilly certain exclusive and non-exclusive licenses, with the right to grant sublicenses through multiple tiers during a specified time period, to support the parties’ activities and to enable Lilly to develop, manufacture and commercialize products derived from or containing compounds developed pursuant to such agreement. The Collaboration Agreement contemplates collaboration on up to five (5) targets. The Company retains all rights not granted to Lilly.
Pursuant to the terms of the Collaboration Agreement, as partial consideration for the rights granted by the Company, Lilly will pay the Company a one-time, non-refundable, non-creditable upfront payment of $20.0 million, with Lilly also making a $30.0 million equity investment in the Company pursuant to a share purchase agreement between the parties (the “Share Purchase Agreement”). Under the Collaboration Agreement, the Company is also eligible to receive up to approximately $1.25 billion for development, regulatory and commercialization milestones, as well as tiered royalties of up to mid-single digit percentage on product sales on a country-by-country and product-by-product basis until the latest to occur of: (i) the expiration or abandonment of the last-to-expire valid claim in such country covering such product, (ii) the expiration of all data or regulatory exclusivity periods for such product in such country, or (iii) a specified anniversary of the first commercial sale of such product in such country, subject to certain royalty step-down provisions set forth in the Collaboration Agreement.
The Collaboration Agreement includes a specified research term for the parties to perform research and development activities, subject to a one-time option, exercisable by Lilly at its sole discretion, to extend the term. Unless terminated earlier, the Collaboration Agreement will continue on a product-by-product basis until Lilly has no royalty payment obligations with respect to such product or, if earlier, the termination of the Collaboration Agreement or any program in accordance with the terms of the Collaboration Agreement, subject to certain standard reductions and offsets. The Collaboration Agreement may be terminated in its entirety or on a program-by-program basis at any time without cause by Lilly following a specified notice period. The Collaboration Agreement may also be terminated by either party under certain other circumstances, including an uncured material breach of the other party or if a party challenges or opposes any patent owned by the other party and covered by the Collaboration Agreement. If the Collaboration Agreement is terminated with respect to one or more programs, depending on the stage of development, certain rights in the terminated programs revert to the Company, in accordance with the terms of the Collaboration Agreement. The Collaboration Agreement includes various representations, warranties, covenants, indemnities and other customary provisions.
Share Purchase Agreement
In connection with the Collaboration Agreement, the Company and Lilly entered into the Share Purchase Agreement on September 3, 2021, pursuant to which the Company agreed to issue and sell to Lilly 3,989,976 shares (the “Lilly Shares”) of the Company’s ordinary shares for an aggregate purchase price of $30.0 million. The issuance of the Lilly Shares occurred concurrently with the entry by the parties into the Collaboration Agreement. The Share Purchase Agreement contains customary representations, warranties, and covenants of each party.
Pursuant to the terms of the Share Purchase Agreement, Lilly may not, subject to certain limited exceptions, dispose of any of the Lilly Shares for a period commencing on September 3, 2021 until the earlier of (i) March 3, 2022 and (ii) the date that the Collaboration Agreement is terminated. Additionally, under the Share Purchase Agreement, Lilly may participate in some public offerings and private placements of the Company, subject to share ownership requirements and other limitations set forth in the Share Purchase Agreement. The Company has also granted Lilly certain customary registration rights with respect to the Lilly Shares, including registering such shares for resale on or prior to the expiration of the lockup period described above.
The following table sets forth the information about the Selling Shareholders, including the number of shares of our ordinary shares beneficially owned by such Selling Shareholders immediately prior to the date of this prospectus, the number of shares offered hereby and registered by the registration statement of which this prospectus is a part, and the number of shares of our ordinary shares to be beneficially owned by such Selling Shareholders. The number of shares to be owned after this offering assumes that all shares covered by this prospectus will be sold by the Selling Shareholders and that no additional shares of our ordinary shares are subsequently bought or sold by the Selling Shareholders. Except as otherwise disclosed herein and in the footnotes below with respect to the Selling Shareholders, the Selling Shareholders do not and within the past three years have not had, any position, office, or other material relationship with us.
The information set forth below is based upon information obtained from the Selling Shareholders. The percentages of shares owned before and after the offering are based on 71,154,571 shares of our ordinary shares outstanding as of September 30, 2021, including the shares of ordinary shares covered hereby.
Name of Selling Shareholders	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering	Percentage of Ordinary Shares Owned After Offering (to the extent greater than 1%)
Eli Lilly and Company(1)	3,989,976(2)	3,989,976	—	—

(1)
According to Schedule 13G filed on September 10, 2021, Eli Lilly and Company has the sole power to vote or direct the vote of an aggregate of 3,989,976 shares of ordinary shares, and has the sole power to dispose or direct the disposition of an aggregate of 3,989,976 shares of ordinary shares. The address of Eli Lilly and Company is Lilly Corporate Center Indianapolis, Indiana 46285.

(2)
We do not know when or in what amounts the Selling Shareholders may offer shares for sale. The Selling Shareholders might not sell any or all of the shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements, or understandings with respect to the resale of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Shareholders.

PLAN OF DISTRIBUTION
The Selling Shareholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the ordinary shares (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The Selling Shareholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. We will not receive any proceeds from the sale of Securities. The Selling Shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the Selling Shareholders in one or more types of transactions, which may include:
•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Securities for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
ordinary brokerage transactions or transactions in which a broker solicits purchases;

•
purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•
the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgees or secured parties;

•
short sales or transactions to cover short sales relating to the Securities;

•
one or more exchanges or over the counter market transactions;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
through distribution by a Selling Shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•
distributions to creditors and equity holders of the Selling Shareholders;

•
through one or more underwriters on a firm commitment or best efforts basis; and

•
any combination of the foregoing, or any other available means allowable under applicable law.

A Selling Shareholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) provided it meets the criteria and conforms to the requirements of Rule 144 under the Securities Act and all applicable laws and regulations.
The Selling Shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell Securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the ordinary shares.

The third parties also may use ordinary shares received under those sale, forward sale or derivative arrangements or ordinary shares pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle such third-party sales or to close out any related open borrowings of ordinary shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.
In addition, the Selling Shareholders may engage in hedging transactions with broker- dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell securities short and redeliver securities to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The Selling Shareholders also may loan or pledge Securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the Selling Shareholders’ securities in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The Selling Shareholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the Selling Shareholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Securities covered hereby, the Selling Shareholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the Selling Shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Shareholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling Shareholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the national exchange on which the Securities are then traded in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the Selling Shareholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Shareholders or their affiliates in the ordinary course of business. All expenses incurred in connection with registration of the Securities will be borne 50% by us on the one hand and 50% by the Selling Shareholders on the other hand; provided that in the event that we incur reasonable and documented expenses in excess of $75,000, the Selling Shareholders will reimburse us for any such excess amounts.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a Selling Shareholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS
Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Dutch law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters will be passed upon for us by Allen & Overy LLP, Amsterdam, the Netherlands. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements, incorporated by reference in this prospectus and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte Accountants B.V., an independent registered public accounting firm as stated in their reports. Such financial statements are included in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
On May 25, 2020, our audit committee recommended the termination of the engagement of Deloitte Accountants B.V. (“Deloitte”) as the Company’s independent public accountant, and to engage KPMG Accountants N.V. (“KPMG”) as the Company’s independent public accountant for the year ending December 31, 2021. The annual general meeting of shareholders approved this recommendation on June 23, 2020. Please refer to the relevant disclosure reported under the heading “Change in Registrant’s Certifying Accountant” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 24, 2021, and to the accompanying Exhibit 16.1 of such Annual Report on Form 20-F (File No. 333-36622).

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated under the laws of the Netherlands. Substantially all of our business is conducted, and substantially all of our assets are located, in the Netherlands. Most of our directors and the experts named in this prospectus are residents of, and most of their assets are located in, jurisdictions outside the United States. As a result, it may be difficult for you to serve process on us or these persons within the United States or to enforce against us or these persons in courts in the United States, judgments of these courts predicated upon the civil liability provisions of U.S. securities laws. In addition, it is not clear whether a Dutch court would impose civil liability on us, members of our management board, supervisory board or any of the experts named in this prospectus in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands. We have appointed Smital Shah as our agent for service of process in the United States with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
As there is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must obtain from a Dutch court leave to enforce the judgment rendered by a U.S. court. Under current practice, however, a Dutch court may be expected to render a judgment in accordance with the judgment rendered by the U.S. court, without a review on the merits of the underlying claim, if it finds that:
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the jurisdiction of the U.S. court has been based on grounds that are internationally acceptable;

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the final judgment has not been rendered in violation of the elementary principles of fair trial in the Netherlands;

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the final judgment does not contravene public policy of the Netherlands; and

•
the final judgment is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands.

In the event directors or other third parties are liable towards a Dutch company, only the company itself can bring a civil action against those parties. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. The Dutch Civil Code does provide for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). To obtain compensation for damages, individual claimants can base their claim on the declaratory judgment obtained by the foundation or association but they still need to individually sue the defendant for damages. Alternatively, in order to obtain compensation for damages, the foundation or association and the defendant may reach — often on the basis of such declaratory judgment — a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

EXPENSES
The following table sets forth the expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement. All amounts other than the SEC registration fee and filing fee are estimates.
SEC registration fee		$2,925.68
Nasdaq fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
To be provided by a prospectus supplement or as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:
•
our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 24, 2021;

•
our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on January 7, 2021, February 25, 2021, March 24, 2021 (two filings), April 1, 2021, April 6, 2021, April 20, 2021, May 4, 2021, May 6, 2021, May 20, 2021, July 8, 2021, August 5, 2021, September 8, 2021, September 9, 2021, and October 4, 2021; and

•
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-36622), filed with the SEC on September 16, 2014, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Reports of Foreign Private Issuer on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports of Foreign Private Issuer on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.
You may request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address:
Zernikedreef 9
2333 CK Leiden
The Netherlands
Attention: Company Secretary
Tel.: +31 88 166 7000
IR@proqr.com

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports and other information with the SEC, including Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K, which you may review at www.sec.gov.
This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.
This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC website referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Up to 3,989,976
Ordinary Shares
PROSPECTUS
, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Although Dutch law does not expressly provide for the indemnification of directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the management board and supervisory board is, in principle, accepted in the Netherlands. Our articles of association provide that we will indemnify our management board members, supervisory board members, former management board members and former supervisory board members against (i) any financial losses or damages incurred by such indemnified person and (ii) any expense reasonably paid or incurred by such indemnified person in connection with any threatened, pending or completed suit, claim, action or legal proceedings, whether civil, criminal, administrative or investigative and whether formal or informal, in which he becomes involved, to the extent this relates to his position with the company, in each case to the fullest extent permitted by applicable law. No indemnification shall be given to an indemnified person (a) if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings result from either an improper performance of his duties as an officer of the company or an unlawful or illegal act and (b) to the extent that his financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Our supervisory board may stipulate additional terms, conditions and restrictions in relation to such indemnification.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
ITEM 9.   EXHIBITS
The exhibit index set forth immediately prior to the signature page is incorporated herein by reference.
ITEM 10.   UNDERTAKINGS
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the

Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description
3.1	Amended Articles of Association of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-198151), filed with the SEC on September 8, 2014).
5.1*	Opinion of Allen & Overy LLP, Dutch counsel to the Registrant.
10.1+	Research and Collaboration Agreement, dated as of September 3, 2021, by and between the Registrant, Eli Lilly and Company and ProQR Therapeutics VIII B.V. (incorporated by reference to Exhibit 10.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-36622), filed with the SEC on September 8, 2021).
10.2	Share Purchase Agreement, dated as of September 3, 2021, by and between the Registrant and Eli Lilly and Company (incorporated by reference to Exhibit 10.2 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-36622), filed with the SEC on September 8, 2021).
23.1*	Consent of Deloitte Accountants B.V.
23.2*	Consent of Allen & Overy LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in signature page to this Registration Statement).

*
Filed herewith.

+
Portions of this exhibit have been redacted pursuant to a request for confidential treatment in accordance with the rules of the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leiden, the Netherlands, on November 4, 2021.
PROQR THERAPEUTICS N.V.
By:	/s/ DANIEL DE BOER Name: Daniel de Boer Title: Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Daniel de Boer and Smital Shah his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 4, 2021.
SIGNATURES	TITLE	DATE
/s/ DANIEL DE BOER Daniel de Boer	Chief Executive Officer and Director, Management Board (Principal Executive Officer)	November 4, 2021
/s/ SMITAL SHAH Smital Shah	Chief Business and Financial Officer (Principal Financial and Accounting Officer)	November 4, 2021
/s/ DINKO VALERIO Dinko Valerio	Chairman, Supervisory Board	November 4, 2021
/s/ ANTOINE BENJAMIN PAPIERNIK Antoine Benjamin Papiernik	Director, Supervisory Board	November 4, 2021
/s/ JAMES SHANNON James Shannon	Director, Supervisory Board	November 4, 2021
/s/ ALISON LAWTON Alison Lawton	Director, Supervisory Board	November 4, 2021
/s/ BART FILIUS Bart Filius	Director, Supervisory Board	November 4, 2021

II-1

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 4, 2021.
Smital Shah
Authorized Representative in the United States
By: /s/ SMITAL SHAH Name: Smital Shah	November 4, 2021

II-2